UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: August 1, 2014

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.

On August 1, 2014, Axion Power International, Inc. (the “Company”) entered into warrant exchange agreements (“Warrant Exchange Agreements”) with the holders (“Senior Warrantholders”) of the senior warrants issued in conjunction with the Company’s May 7, 2013 senior convertible note financing (“Senior Warrants”). Pursuant to the Warrant Exchange Agreements, the Senior Warrantholders exchanged all of their Senior Warrants for shares of the Company’s common stock (“Shares”) at a ratio of 1.7 Shares for each Senior Warrant exchanged, in a transaction exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

Pursuant to the Warrant Exchange Agreements, the Senior Warrantholders agreed to the following limitations on the resale of the Shares:

•	Through October 31, 2014, each Senior Warrantholder may only sell, pledge, assign or otherwise transfer up to 10% of the number of Shares issued to it.

•	From November 1, 2014 through January 31, 2015, each SeniorWarrant holder may sell, pledge, assign or otherwise transfer up to an additional 25% of the number of Shares issued to it (up to an aggregate of 35% inclusive of the 10% set forth in the bullet point above).

•	Through January 31, 2015, each Senior Warrantholder may not sell Shares during any trading day in an amount, in the aggregate, exceeding 15% of the composite aggregate share trading volume of the Company’s common stock measured at the time of each sale of securities during such trading day as reported on Bloomberg.

•	However, each Senior Warrantholder may sell Shares in excess of those permitted under the bullet points above on any trading day on which the VWAP for the Company’s Common Stock for the preceding trading day is at least $0.19 or less than $0.02.

The Warrant Exchange Agreements contain customary covenants regarding maintenance by the Company of current reporting status under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Warrant Exchange Agreements also reference the Company’s impending reverse stock split and contain provision for adjustment of share and share price adjustments pro rata with the amount of the reverse stock split. The Warrant Exchange Agreements affect all of the warrants to purchase 17,281,107 shares of the Company’s common stock issued in conjunction with the May 2013 senior convertible note financing.

ITEM 5.02. Departure of Director.

On August 3, 2014, Thomas Granville resigned as a director of the Company, effective immediately. In tendering his resignation, Mr. Granville indicated to the Company that, due to the finite amount of time he is able to dedicate to the Company as he resolves his personal health issues, that it would be in the Company’s best interests to transform his involvement into a consulting role on terms to be defined between Mr. Granville and the Company during this next business week.

ITEM 9.01. EXHIBITS

10.63	Form of Warrant Exchange Agreement, dated August 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 4, 2014

Axion Power International, Inc.

By:	/s/ Charles R. Trego, Jr.

Charles R. Trego Jr.
Interim Chief Financial Officer

LIST OF EXHIBITS

10.63	Form of Warrant Exchange Agreement, dated August 1, 2014